Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the "SEC") of our report, dated December 3, 1998, on our audits of the financial statements of RF Industries, Ltd. (the "Company") as of and for the years ended October 31, 1998 and 1997, which appears in the Company's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1998 previously filed with the SEC.



                                                         /s/ J.H. Cohn LLP
                                                       -----------------------
                                                             J.H. COHN LLP

San Diego, California
June 18, 1999